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                            TranSwitch Corporation

                         Notice of Guaranteed Delivery
                  Pursuant to the Offer to Purchase for Cash
                 Up to $200,000,000 Aggregate Principal Amount
                              of its Outstanding
                       4 1/2% Convertible Notes Due 2005
                   at a Purchase Price Not Greater than $700
                              Nor Less than $650
                         Per $1,000 Principal Amount,
                   Plus Accrued and Unpaid Interest Thereon

                       The Depositary for the Offer is:

                      State Street Bank and Trust Company

                            Corporate Trust Window
                             2 Avenue de Lafayette
                                  5/th/ Floor
                             Boston, Massachusetts
                                  02111-1924
                              Attn: Meghan Roach
                                (617) 662-1603


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

   As set forth in the Offer to Purchase dated February 11, 2002 (as it may be supplemented and amended from time to time, the "Offer to Purchase") of TranSwitch Corporation, a Delaware corporation (the "Purchaser"), under Item 5, "Procedures for Tendering Notes," and in the instructions of the Letter of Transmittal (the "Letter of Transmittal" and together with the Offer to Purchase, the "Offer"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Purchaser's offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, at prices designated by the holders, of up to $200,000,000 aggregate principal amount of its outstanding 41/2% Convertible Notes due 2005 (the "Notes") at a price not greater than $700 nor less than $650 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase if, prior to the Expiration Date, (a) certificates representing such Notes are not immediately available, (b) time will not permit such holder's Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary on or prior to the Expiration Date, or (c) the procedures for book-entry transfer (including delivery of an Agent's Message) cannot be completed. This form must be delivered by an Eligible Institution (as defined in Item 5 of the Offer to Purchase, "Procedures for Tendering Notes") by hand delivery to the Depositary as set forth above. All capitalized terms herein but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

   This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

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Ladies and Gentlemen:

   The undersigned hereby tender(s) to the Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of each series of Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Item 5, "Procedures for Tendering Notes--Guaranteed Delivery." The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Purchaser with respect to the Notes tendered pursuant to the Offer.

   The undersigned understands that the Purchaser will accept for purchase Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time prior to the Expiration Date but the Purchase Price shall not be payable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in
Item 6 of the Offer to Purchase, "Withdrawal of Tenders."

   The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Depositary of (i) such Notes, or a Book-Entry Confirmation, and (ii) a Letter of Transmittal, including by means of an Agent's Message, the transfer of such Notes into the Depositary's account at DTC with respect to such Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Purchaser by reason of any delay in making payment to the undersigned.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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    This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                     Please print name(s) and address(es)

 Name(s): ___________________________________________________________________

 ______________________________________________________________________________

 Capacity: __________________________________________________________________

 ______________________________________________________________________________

 Address(es): _______________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

   DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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                           PLEASE SIGN AND COMPLETE

                                    4 1/2% Convertible Notes due 2005
------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Tender Price per $1,000
                                                                                                    Principal Amount at
                                                                                                  Maturity in Increments
                                                                                                   of $5 (cannot be less
                                                                                                     than the Minimum
                                    Certificate Number (if        Principal Amount of Notes       Offer Price in respect
        Series of Notes                   available)*                    Tendered**                     thereof)***
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
   4 1/2% Convertible                                                                             (not less than $650
     Notes due 2005                                                                             nor greater than $700)
                                ---------------------------------------------------------------------------------------------

                                ---------------------------------------------------------------------------------------------

                                ---------------------------------------------------------------------------------------------

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 * If the space provided is inadequate, list the certificate numbers, principal amounts and tender price
   (if any) in respect of Notes being tendered on a separated executed schedule and affix the schedule hereto.
** Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the Notes specified above is being tendered.
*** Each offer price must be in $5 increments and between the Minimum Offer Price and Maximum Offer Price
    (each, as defined in the Offer to Purchase) in respect of the Notes being tendered. The Minimum Offer
    Price and Maximum Offer Price in respect of the Notes is also indicated above parenthetically. In the event no tender price is specified, the holder will be deemed to have tendered the Notes at the
    Minimum Offer Price.
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Signature(s) of Registered holder(s) or
Authorized Signatory: __________________________________________________________________________________

Name(s) of Registered holder(s): _______________________________________________________________________

Address: _______________________________________________________________________________________________

Zip Code: ______________________________________________________________________________________________

Area Code and Telephone No: ____________________________________________________________________________

Date: __________________________________________________________________________________________________

[_]  Check this box if Notes will be delivered by book entry transfer.

Depositary Account No. _________________________________________________________________________________
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